Exhibit 5.1








                                                              February 6, 2002


Board of Directors
Image Technology Laboratories
167 Schwenk Drive
Kingston, New York 12401

                  Re:      Image Technology Laboratories, Inc.
                           Registration Statement on Form SB-2

Ladies and Gentlemen:

         We refer to the Registration Statement on Form SB-2 (the Registration Statement) filed by Image Technology Laboratories, Inc. (the "Company") under the Securities Act of 1933, as amended. The Registration Statement covers 350,000 shares of common stock $.01 par value (the "Common Stock").

         In our opinion, the shares of Common of the Company included in the Registration Statement will, when sold as contemplated therein, be duly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to be named, and to the use of this opinion, in the above-referenced Registration Statement.


                                                   Very truly yours,



                                                   Bondy & Schloss LLP


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